UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 17, 2013

Interleukin Genetics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32715	94-3123681
(Commission File Number)	(IRS Employer Identification No.)

135 Beaver Street Waltham, MA	02452
(Address of Principal Executive Offices)	(Zip Code)

(781) 398-0700

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Common Stock Purchase Agreement

On May 17, 2013, Interleukin Genetics, Inc. (the “Company” or “Interleukin”) entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with various accredited investors (the “Purchasers”), pursuant to which Interleukin sold securities to the Purchasers in a private placement transaction (the “Offering”). Under the terms of the Offering, Interleukin sold an aggregate of 43,715,847 shares (the “Shares”) of its common stock, $0.001 par value per share (the “Common Stock”), at a price of $0.2745 per share for gross proceeds of $12,000,000. The Purchasers also received warrants to purchase up to an aggregate of 32,786,885 shares of Common Stock an exercise price of $0.2745 per share (the “Warrants”). The Warrants are exercisable as to 63% of the shares immediately and as to 37% of the shares following receipt of shareholder approval of the Share Authorization Increase (as defined below), and have a term of seven years from the date they become exercisable.

Under the terms of the Purchase Agreement, the Company is required, within 30 days, to file a preliminary proxy statement for its 2013 Annual Meeting of Shareholders (the “2013 Annual Meeting”), which proxy statement shall include a proposal to amend the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock from 150,000,000 shares to 300,000,000 shares (the “Share Authorization Increase”).

In addition, pursuant to the Purchase Agreement, each Purchaser has the right, at any time and from time to time following the date of shareholder approval of the Share Authorization Increase and on or before June 30, 2014 (the “Expiration Date”), to purchase at one or more subsequent closings its pro rata share of up to an aggregate of $5,000,000 of additional shares of Common Stock and warrants on the same terms and conditions as those set forth above (the “Additional Investment”). If, prior to the Expiration Date, Purchasers have not purchased their entire pro rata share of the Additional Investment, Purchasers who have purchased their entire pro rata share of the Additional Investment, will be entitled to purchase the unsold portion of the Additional Investment.

Immediately prior to the closing of the Offering, and in accordance with the terms of the Purchase Agreement: (i) Pyxis Innovations Inc. (“Pyxis”), the sole holder of the Company’s outstanding Series A-1 convertible preferred stock, $0.001 par value per share (the “Series A-1 Preferred Stock”), converted all 5,000,000 shares of Series A-1 Preferred Stock into 28,160,200 shares of Common Stock (the “Series A-1 Conversion”); (ii) Pyxis, the sole holder of the Corporation’s outstanding convertible debt (the “Debt”), converted all of the principal amount of Debt outstanding ($14,316,255) into 2,521,222 shares of Common Stock (the “Debt Conversion”); and (iii) Delta Dental Plan of Michigan, Inc. (“DDMI”), the sole holder of the Company’s outstanding Series B convertible preferred stock, $0.001 par value per share (the “Series B Preferred Stock” and, together with the Series A-1 Preferred Stock, the “Preferred Stock”), converted all outstanding shares of Series B Preferred Stock into 10,928,961 shares of Common Stock (the “Series B Conversion”). Accordingly, the Company currently has no outstanding preferred stock or convertible debt.

For its services as exclusive placement agent BTIG, LLC (“BTIG”) received cash compensation in the amount of approximately $780,000 and a warrant to purchase 2,295,082 shares of Common Stock, at an exercise price of $0.2745 per share (the “BTIG Warrant”). The BTIG Warrant is exercisable following the receipt of shareholder approval of the Share Authorization Increase and expires seven years from the date it becomes exercisable.

See also Item 5.02 below for a description of certain terms of the Purchase Agreement related to the composition of Interleukin’s Board of Directors.

Registration Rights Agreement

On May 17, 2013, the Company also entered into a Registration Rights Agreement with the Purchasers, Pyxis, DDMI and BTIG (the “RRA”), pursuant to which the Company is required to file a registration statement on Form S-1 within 45 days to cover the resale of (i) the Shares sold to the Purchasers in the Offering and the shares of Common Stock underlying the Warrants, (ii) the shares of Common Stock issued to Pyxis upon the Series A-1 Conversion and the Debt Conversion, (iii) the shares of Common Stock issued to DDMI upon the Series B Conversion, and (iv) the shares of Common Stock underlying the BTIG Warrants.

In addition, within 45 days following the Expiration Date, the Company will be required to file a registration statement to cover the resale of (i) any shares of Common Stock sold to the Purchasers pursuant to the Additional Investment and the shares of Common Stock underlying any warrants issued to Purchasers pursuant to the Additional Investment, and (ii) shares of Common Stock underlying any additional warrants issued to BTIG in connection with the Additional Investment.

The failure on the part of the Company to satisfy certain deadlines described in the RRA may subject the Company to payment of certain monetary penalties.

Voting Agreement

On May 17, 2013, the Company also entered into a Voting Agreement and Irrevocable Proxy with Pyxis (the “Voting Agreement”), pursuant to which Pyxis has agreed to vote the 37,565,478 shares of Common Stock it owns (following the Series A-1 Conversion and the Debt Conversion) in favor of the Share Authorization Increase at the 2013 Annual Meeting.

Copies of the Purchase Agreement, the form of Warrant, the form of BTIG Warrant, the RRA and the Voting Agreement are filed herewith as Exhibits 10.1, 4.1, 4.2, 10.2 and 10.3, respectively, to this Report and are incorporated herein by reference. The foregoing description of the Offering and the documentation related thereto does not purport to be complete and is qualified in its entirety by reference to such Exhibits. The Purchase Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Purchase Agreement was made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

Item 3.02.	Unregistered Sales of Equity Securities

The disclosure set forth above in Item 1.01 is hereby incorporated by reference into this Item 3.02. The Common Stock issued to Pyxis in connection with the Series A Conversion and the Debt Conversion and to DDMI in connection with the Series B Conversion were issued in transactions exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on Section 3(a)(9) thereof. The Shares and Warrants were sold to the Purchasers and the BTIG Warrants were issued to BTIG in transactions exempt from registration under the Securities Act of 1933, in reliance on Section 4(2) thereof and Rule 506 of Regulation D thereunder.

Item 5.02.	Departure of Directors or Certain Officers; Election Of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    Prior to the Offering, the Board of Directors of the Company consisted of six directors. Pursuant to the terms of the Certificate of Designations, Rights and Preferences of Series A-1 Preferred Stock and Series B Preferred Stock, the holders of the Series A-1 Preferred Stock, voting together as a class, were entitled to elect up to three directors to our Board of Directors (the “Series A-1 Directors”) and the holders of Series B Preferred Stock, voting together as a class, were entitled to elect one director to our Board of Directors (the “Series B Director”). The Series A-1 Directors were nominated and elected by Pyxis, as the sole holder of shares of our Series A-1 Preferred Stock. Prior to the Offering, James M. Weaver and Roger C. Colman were the Series A-1 Directors (and there was one vacancy). The Series B Director was nominated and elected by DDMI, as the sole holder of shares of our Series B Preferred Stock. Prior to the Offering, Goran Jurkovic was the Series B Director. Prior to the Offering, the Board included three directors who were not Series A-1 or Series B Directors and who were classified into three classes as follows: (i) William C. Mills III (Class I director with a term ending at the 2013 annual meeting), (ii) Kenneth S. Kornman, the Company’s Chief Executive Officer (Class II director with a term ending at the 2014 annual meeting), and (iii) Mary E. Chowning (Class III director with a term ending at the 2015 annual meeting). Under the terms of the Purchase Agreement, following the Offering the Board is to consist of seven directors as follows: (i) the Company’s CEO; (ii) one independent director (was shall initially be Mr. Mills); (iii) two directors designated by Pyxis, (iv) one director designated by DDMI; and (v) two directors designated by Bay City Capital Fund V, L.P., one of the Purchasers (“Bay City”). Accordingly, effective subject to and immediately following the closing of the Offering, James M. Weaver, Roger C. Colman, Goran Jurkovic and Mary E. Chowning resigned as directors of the Company (the “Director Resignations”).

(d)    Pursuant to the terms of the Purchase Agreement, immediately following the Director Resignations, the number of persons which constitutes the entire Board was set at seven, and immediately thereafter, in accordance with the Company’s Bylaws, the following persons were appointed as directors to fill the vacancies on the Board and to serve in accordance with the Bylaws in the classes set forth below (with Mr. Mills (Class I) and Dr. Kornman (Class II)):

(i)	James Weaver was appointed as a Class I director with a term ending at the 2013 annual meeting of stockholders;

(ii)	Dayton Misfeldt was appointed as a Class II director with a term ending at the 2014 annual meeting of stockholders; and

(iii)	Goran Jurkovic, Roger Colman and Lionel Carnot were appointed as Class III directors with a term ending at the 2015 annual meeting of stockholders.

James Weaver and Roger Colman were designated by Pyxis, Goran Jurkovic was designated by DDMI and Dayton Misfeldt and Lionel Carnot were designated by Bay City. Mr. Jurkovic is expected to be appointed to the Audit Committee, and one of the Bay City designees (Messrs. Misfeldt and Carnot) is expected to be appointed to the Audit Committee, the Compensation Committee and the Nominating Committee.

In the Offering, Bay City and an affiliated fund purchased an aggregate of 20,572,163 Shares for an aggregate purchase price of $5,647,058, and were issued Warrants to purchase an aggregate of 15,429,122 shares of Common Stock.

The disclosure set forth in Item 13 of the Company’s Form 10-K/A (File No. 001-32715), filed with the SEC on April 29, 2013, under the caption “Certain Relationships and Related Transactions” is incorporated by reference herein.

Item 8.01.	Other Events.

On May 20, 2013, the Company issued a press release announcing the Offering. The Company’s press release is filed as Exhibit 99.1 to this Report and is incorporated herein by reference

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Form of Warrant issued to the Purchasers.

4.2	Form of Warrant issued to BTIG, LLC.

10.1	Common Stock Purchase Agreement, dated May 17, 2013, by and among Interleukin and the Purchasers.

10.2	Registration Rights Agreement, dated May 17, 2013, by and among Interleukin and the Purchasers, Pyxis Innovations Inc., Delta Dental Plan of Michigan, Inc. and BTIG, LLC.

10.3	Voting Agreement and Irrevocable Proxy, dated May 17, 2013, between Interleukin and Pyxis Innovations Inc.

99.1	Press Release dated May 20, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERLEUKIN GENETICS, INC.

Date: May 20, 2013	/s/ Eliot M. Lurier
Eliot M. Lurier
Chief Financial Officer